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Exhibit 4.1

EXECUTION COPY

WAIVER AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS

    Reference is made to the Note Purchase Agreement dated as of July 15, 1998 (the "NPA") between Dakota Growers Pasta Company (the "Company"), and, and Massachusetts Mutual Life Insurance Company, Baystate Health Systems, Inc, C.M. Life Insurance Company, The Security Mutual Life Company of Lincoln, Nebraska, and The Canada Life Assurance Company (together, the "Holders").

    WHEREAS, an Event of Default exists, under Sections 10.4(b) of the NPA; and

    WHEREAS, the Companies and the Holders are desirous of waiving the existing Events of Default and amending the NPA on the terms and conditions set forth below.

    NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the NPA and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders agree as follows:

  1.
  Section 10.4 (b) of the NPA is hereby deleted in its entirety and replaced with the following:

    "(b) The Company will not at any time permit the ratio of (1) Consolidated Funded Debt to (2) Consolidated Cash Flow to exceed (A) 4.00 to 1.00 for the period from the Closing to and including July 31, 1999, (B) 3.50 to 1.00 for the period from August 1, 1999 to and including January 31, 2000 (C) 3.25 to 1.00 for the period from February 1, 2000 to and including July 31, 2000 (D) 3.50 to 1.00 for the period from August 1, 2000 to and including October 31, 2000, (E) 3.40 to 1.00 for the period from November 1, 2000 to and including January 31, 2001 and (F) 3.00 to 1.00 at all times thereafter, in each case determined as of the end of each fiscal quarter for the immediately preceding four fiscal quarters (ending on the date of calculation) treating such period of four fiscal quarters as a single accounting period."

  2.
  The Events of Default currently existing under Section 10.4 (b) of the NPA is hereby waived.

  3.
  The effectiveness of the Waiver and First Amendment is expressly subject to the following conditions:

  (a)
  The Company shall have executed and delivered this Waiver and First Amendment to the Holders:

  (b)
  All proceedings taken in connection with the transactions contemplated by this Waiver and First Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Holders;

  (c)
  No Default or Event of Default other than the Event of Default waived hereby shall have occurred and be continuing;

  (d)
  The accuracy of the representations and warranties set forth in Section 5 below; and

  (e)
  The CoBank senior debt documents shall have been amended in a manner satisfactory to the Holders.

  4.
  The capitalized terms used herein shall have the respective meanings specified in the NPA unless otherwise defined herein or if the context shall otherwise require.

  5.
  To induce the Holders to enter into this Waiver and First Amendment, the Company represents and warrants to the Holders that the execution, delivery, and performance of this Waiver and First Amendment has been duly authorized by all requisite corporate action on the part of the Company and that this Waiver and First Amendment has been duly executed and delivered by the Company.

  6.
  Except as expressly modified herein, the terms and conditions of the NPA are hereby ratified, confirmed and approved in all respects.

  7.
  This waiver and First Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

  8.
  This document shall be dated as of November 28, 2000.

ACCEPTED AND AGREED TO:

DAKOTA GROWERS PASTA COMPANY	BAYSTATE HEALTH SYSTEMS, INC
By: David L. Babson & Company Inc. as Investment Adviser

By:	By:
Its:	Its:
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: David L. Babson & Company Inc. as Investment Adviser	C.M. LIFE INSURANCE COMPANY By: David L. Babson & Company Inc. as Investment Sub-Adviser

By:	By:
Its:	Its:
THE SECURITY MUTUAL LIFE INSURANCE COMPANY OF LINCOLN, NEBRASKA	THE CANADA LIFE INSURANCE COMPANY

By:	By:
Its:	Its:

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  Exhibit 4.1
WAIVER AND FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS